                                                                   EXHIBIT 10.10

                                                            RECEIVED JAN 14 2000

Peery/Arrillaga


January 5, 2000

Mr. Terrence J. Schmid
Optical Networks, Inc.
166 Baypointe Parkway
San Jose, CA 95134

RE: COMMENCEMENT OF LEASE

Gentlemen:

This letter will confirm our agreement relative to the Commencement Date of the Lease Agreement dated September 29, 1999 by and between the John Arrillaga Survivor's Trust and the Richard T. Peery Separate Property Trust, as Landlord, and Optical Networks, Inc., a California corporation, as Tenant, for approximately 58,780+ square feet of space located at 105 E. Tasman Drive, San Jose, California,

Notwithstanding anything to the contrary contained in said Lease Agreement, it is agreed that said Lease shall commence effective January 1, 2000 and terminate seven years later on December 31, 2006. Because of the change in Commencement Date, your Basic Monthly Rent Schedule as shown in Paragraph 43 of the Lease shall be changed as follows:


                       Total Rent       No. of          Rent Due
Period                  Per Month        Mos.          for Period
01/01/00-12/31/00      $118,959.52        12         $1,427,5114.24
01/01/01-12/31/01      $124,837.52        12         $ 1,498,050-24
01/01/02-12/31/02      $130,715.52        12         $ 1,568,586.24
01/01/03-12/31/03      $136,593.52        12         $ 1,639,122.24
01/01/04-12/31/04      $142,471.53        12         $ 1,709,658.36
01/01/05-12/31/05      $148,349.53        12         $ 1,780,194.36
01/01/06-12/31/06      $154,227.53        12         $ 1,850,730.36
                                        ---------------------------
                                          84         $11,473,856.04 Aggregate
                                        =============-----====================

Please execute this letter in the space provided below, indicating your agreement with the foregoing, and return all copies to us for our execution, together with your check in the

                                                                        Initial:

amount of $118,959.52 representing the prorated Basic Rent for the month of January, 2000. We will return a fully executed original of this document for your records.


Respectfully yours,

PEERY/ARRELLAGA

By   /s/ John Arrillaga
     ------------------------------
     John Arrillaga



AGREEMENT:

OPTICAL NETWORKS, INC.


By:  /s/ Terry Schmid
     ------------------------------
     Terrence J. Schmid

Title:            CFO
      -----------------------------


                                    Initial:   /s/TJS  /s/ JA
                                             -------------------

                                                     BLDG:     Baypointe 4
                                                     OWNER:    1
                                                     PROP:     0007
                                                     UNIT:     1
                                                     TENANT:   OPTIO2
                                                     LEASE:    0007-OPTI02-01

                                LEASE AGREEMENT

THIS LEASE, made this____ 29th day of September, 1999 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR'S TRUST) as amended, mid RICHARD T. PEERY; Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord and Optical Networks, inc. a California corporation, hereinafter called Tenant.

                                  WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") outlined in red on Exhibit "N', attached hereto and incorporated herein by this reference thereto more particularly described as follows:

All of that certain 58,780+ square foot, one-story building located at 105 E. Tasman Drive, San Jose, California 95134. Said Premises is more particularly shown within the area outlined in Red on Exhibit A attached hereto. The entire
                                         ----------
parcel, of which the Premises is a part, and exclusive parking appurtenant thereto, is shown within the area outlined in Green on Exhibit A attached. The
                                                       ----------
Premises shall be improved by Landlord as shown on Exhibit B to be attached
                                                   ----------
hereto, and is leased on an "as-is" basis, in its present condition, and in the configuration as shown in Red on Exhibit B to be attached hereto.
                                 ----------

The word "Premises" as used throughout this lease is hereby defined to include the nonexclusive use of landscaped areas, sidewalks and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the building shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered loading areas. Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development, and storage and other uses necessary for Tenant to conduct Tenant's business, provided that such uses shall be in accordance with all applicable governmental laws and ordinances, and for no other purpose. Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Promises. Tenant shall not place any loads upon the floors, walls, or coiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Promises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnity, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys' fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction ("CCR's") affecting the Promises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.

2.   TERM *

     A. The term of this Lease shall be for a period of SEVEN (7) years (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2B and 3, shall commence on the 1st day of January, 2000.

     B. Possession of the Promises shall be deemed tendered and the term of the Lease shall commence when the first of the following occurs:

     (a) One day after a Certificate of Occupancy is granted by the proper governmental agency, or, if the governmental agency having jurisdiction over the area in which the Premises are situated does not issue certificates of occupancy, then the same number of days after certification by Landlord's architect or contractor that Landlord's construction work has been completed; or

     (b) Upon the occupancy of the Premises by any of Tenant's operating personnel: or

     (c) When the Tenants have been substantially completed for Tenant's use and occupancy, in accordance and compliance with Exhibit B of this Lease Agreement; or

     (d) As otherwise agreed in writing.

*it is agreed in the event said Lease commences on a date other than the first day of the month the term of the Lease will be extended to account for the number of days in the partial month at the Basic Rent during the resulting partial month will be prorated for the number of days in the partial month) at the Basic Rent rate scheduled for the projected commencement date as shown in Paragraph 39.

-Within thirty (30) days after receipt of Landlord's reconciliation, Tenant shall have the right at Tenant's sole expense, to audit, at a mutually convenient time at Landlord's office, Landlord's records relating to the foregoing expenses. Such audit must be conducted' by Tenant or an independent nationally recognized accounting firm that is not being compensated by Tenant or other third party on a audit reveals that contingency fee basis. Landlord shall be provided a complete copy of said audit at no expense to Landlord. if such Landlord has overcharged Tenant and the audit is not challenged by Landlord, the amount overcharged shall be credited to Tenant's account within thirty (30) days after the audit is concluded.

3. Possession. if Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of the said term, as herainbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby: nor shall Landlord of Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlords delivery of possession, as specified in Paragraph 2B, above. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 60 days from the commencement date herein (except those delays Caused Acts Of God, strikes, war; utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant at its option, may, by written notice to Landlord, terminate this Lease.

4.   RENT

A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, agrees to accept as Basic Rent for the leased Premises the total sum of ELEVEN MiLLiON THREE HUNDRED FIFTY
                                              ----------------------------------
SiX THOUSAND TWO ($11,356,296.00) in lawful money of the United States of
-----------------
America, payable as follows:

See Paragraph 39 for Basic Rent Schedule

     E. Fixed Management Fee.  Beginning with the Commencement Date of the Term
        --------------------
of this Lease, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee ("Management Fee") equal to 2%
                                                                   -----------
of the Basic Rent due for each month during the Lease Term.
------
or more frequently if Landlord elects to do so at Landlord's sole and absolute discretion

     B. Time for Payment. Full monthly rent is due in advance on the first day of each calendar month. in the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). in the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

     C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten percent (10%) of each rental payment so in default.

     D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord's designated agent in addition to the Basic Rent and as Additional Rent the following:

          (a) All Taxes relating to the Premises as set forth in Paragraph 9, and

          (b) All insurance premiums and deductibles relating to the Premises, asset forth in Paragraph 12, and

          (c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part art to comply with the terms of this Lease. in the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent
(1) within five days for taxes and insurance and within thirty (30) days for all other Additional Rent items after presentation of invoice from Landlord or Landlord's agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant's prorata share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord crediting to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants or conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items. The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

     F. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Peery/Arrillaga, File 1504. Box 60000, San Francisco.; CA 94160 or to such other person or to such other place as Landlord may from time to time designate in writing.

     *G. Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of THREE HUNDRED FiVE THOUSAND SiX HUNDRED FiFTY SiX AND N0/100 Dollars ($ 305,656.00). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof, if Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. if any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's 'failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. if Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. in the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

     *    $152,828.00 Cash due upon Lease execution.        initials:
          $152,828.00 Promissory Note due January 1, 2000.  initials:

5. ACCEPTANCE AND SURRENDER OF PREMISES. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming accoustical coiling tiles replaced; all windows washed; the airconditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if ' Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. if the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

6. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withhold), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning, floor and ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and
   ---
Tenant.

7    TENANT MAINTENANCE:  Tenant shall at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a, high standard of maintenance and repair, or replacement, and in good and sanitary condition. Tenant's maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), structural elements and exterior surfaces of the building, store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever, and all exterior improvements including but not limited to landscaping, sidewalks, driveways, parking lots including striping and sealing, sprinkler systems, lighting, ponds, fountains, waterways, and drains. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. in the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the [eased Premises by square footage or other equitable basis as calculated and determined by Landlord.

8. UTILITIES. Tenant shall pay promptly, as ' the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. in the event the above charges apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such charges shall be allocated to the, leased Premises by square footage or other equitable basis as calculated and determined by Landlord. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord .

9. TAXES. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so directs, directly to the Collector, all Real Property Taxes relating to the Promises. in the event the Premises leased hereunder consist of only a portion of the entire tax parcel, Tenant shall pay to Landlord Tenant's proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis as calculated and determined by Landlord. if the tax billing pertains 100% to the leased Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or nonresponsibility for payment of penalties for nonpayment or late payment by Tenant. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises; and (iii) all costs and fees (including reasonable attorneys' fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a now tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Promises or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord's business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to ft Promises, then only that part of such Real Property Tax that is fairly allocable to the Promise; shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

The term "Real Estate Taxes" shall also include supplemental taxes related to the period of Tenant's Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired.

       B. Taxes On Tenants Property. Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Promises. it any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand. as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

10.  LIABILITY INSURANCE.   Tenant, at Tenant's expense, agrees to keep in force
during the term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence) for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Landlord. A Certificate of Insurance of said policy shall be delivered to Landlord. if. during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor, or counsel shall deem adequate.

11. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE. Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk* form with a sprinkler leakage endorsement insuring the personal property inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured. Tenant shall also maintain a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with the laws.


12.  PROPERTY INSURANCE.   Tenant shall pay to Landlord Tenant's proportionate
share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the deductibles on insurance claims and the cost of, policy or Policies of insurance covering loss or damage to the Premises (excluding routine and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of 'all risks" insurance and flood and/or earthquake insurance, 0 available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. if such insurance cost 13 increased due to Tenant's use of the Premises, Tenant agrees to pay to Landlord the full -cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.
Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured Party affected shall promptly notify the other party thereof.

13. INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord or any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the root, walls, basement or other portion of the Premises but excluding, however, in negligence of Landlord, its agents, servants, employees. invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property, the negligence of Landlord Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys' fees, in connection therewith? arising out or any injury to or death of any person or do or destruction of property occurring in, on or about the Promises, or any part thereof, from any cause whatsoever.

14. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all statutes, ordinances and governmental rules, regulations of requirements now or hereafter in effect, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate be issued pursuant to law by any public officer, provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense. comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, all any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises.

15. LIENS. Tenant shall keep the Promises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. in the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have. in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

16. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or lease the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting, Landlord shall require Tenant to pay to Landlord, as Additional Rent, all rents and/or additional consideration due. Tenant from its assignees, transferees, or subtenants in excess of the Rent payable by Tenant to Landlord hereunder for the assigned, transferred and/or subleased space. Tenant shall, by thirty (30) days written notice, advise, Landlord of its intent to assign or transfer Tenant's interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of said written notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant's notice on the date specified in Tenant's notice by giving written notice of such election to terminate. If no such notice to terminate is given to Tenant within said thirty
(30) day period, Tenant may proceed to locate an acceptable sublessee, assignee. or other transferee for presentment to Landlord for Landlords approval, all in accordance with the terms, covenants, and conditions of this paragraph 16. if Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. if, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting. occupation or use by any other person. Any such assignment, transfer, hypothecation. subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord shall require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease.

17. SUBORDINATION AND MORTGAGES. In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lendees deed of trust shall be or remain subject and subordinate to the rights of Tenant under this
Lease.   Notwithstanding any such subordination, Tenant's possession under this
Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.

18. ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times after at least 24 hours notice (except in emergencies), have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility, and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

19. BANKRUPTCY AND DEFAULT. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. if the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action. Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance undersold Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (11) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, & exclusivity provision, in any agreement relating to the above described Promises. Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganizition or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of "days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

     (a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of
Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Promises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

     (b) The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession,, acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

     (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

     (d) The right and power; provided however, that if the nature of Tenant's failure is such that more than thirty (30) days is reasonably required to cure the same, Tenant shall not be in default so long as Tenant commences performance within such thirty (30) day period and thereafter prosecutes the same to completion, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, may from time to time, sublet the Promises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys' fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. it Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rental received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

     (e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d. above.

20. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the term of this Lease and if Tenant shall abandon, vacate or surrender said Promises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shill be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

21. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 7. Landlord may, at it option:

     (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

     (b) Terminate this Lease (providing that the Premises is damaged to the extent of 33 1/3% of the replacement cost).

     If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes, or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice CD to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the building and interior improvements" constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above. Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code. In the event that the building in which the Promises are situated is damaged or destroyed to the extent of not less than 331/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. Notwithstanding anything to the contrary herein, Landlord May terminate this Lease in the event of an uninsured event or if insurance proceeds are insufficient to cover one hundred percent of the rebuilding costs net of the deductible subject however, to Tenant's right to cover 100% of the deficit amount necessary to cover 100% of said costs.

22. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant. if any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor. In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination. If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Promises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking fee.

23. EMINENT DOMAIN. In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the revision then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or Implied) herein contained In favor of Tenant, and In such event, Insofar as such transfer Is concerned, Tenant agrees to look solely to the responsibility of the successor In Interest of such transferor In and to the Premises and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to afforn to the successor In Interest of such transferor.

24. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the Interest of Landlord In the land and buildings in which the leased Premises are located (whether such Interest of Landlord is a fee title Interest or a leasehold interest) Is encumbered by deed of trust, and such interest Is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to afforn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord Is prior and paramount to the Lease, this Lease shall nonetheless continue In full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

25. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights In or to the leased Premises except as expressly provided In this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified Insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.

26.  CERTIFICATE OF ESTOPPEL.  Tenant shall at any time upon not less than ten
(10) days prior written notice to Landlord execute, acknowledge and deliver to Landlord a statement In writing (i) certifying that this Lease Is unmodified and In full force and affect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, Is In full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord: that there are no uncured defaults In Landlord's performance, and that not more than one month's rent has been paid in advance.

27. CONSTRUCTION CHANGES. It is understood that the description of the Promises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

28. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fall to pay any sum of money, or other rent, required to be paid by It hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for his (6) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with Interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (In addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as In the case of failure by Tenant In the payment of rent hereunder.

29.  ATTORNEYS' FEES.

          A. In the event that either Landlord or Tenant should bring suit for the possession of the Promises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

30. WAIVER. The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in anyway affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

31. NOTICES. All notices, demands, requests, advices or designations which maybe or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises of if sent by United Stated certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillaga, 2560 Mission College Blvd., Suite 101, Santa Clara, CA.__Each notice, request, demand, advice or designation referred to in this. paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

32. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

33.  DEFAULT BY LANDLORD.   Landlord shall not be in default unless Landlord
falls to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

34. CORPORATE AUTHORITY. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. if Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

36. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder. Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:(a) the sole and exclusive remedy shall be against Landlord's interest in the Premises leased herein;(b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);(c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (e) no judgment will be taken against any partner of Landlord; (f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing; (g) no writ of execution will ever by levied against the assets of any partner of Landlord; (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

Initials:  /s/ JA
         -------------
Initials: /s/ TJS JA
         -------------

37. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. if Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign. All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.


38.  MISCELLANEOUS AND GENERAL PROVISIONS.

          A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

          B. Choice of Law, Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect. Definition of Terms. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns. The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. if there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

     D. Time of Essence. Time is of the essence of this Lease and of each and all of its provisions.

     E. Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

     F. Incorporation of Prior Agreements; Amendments. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

     G. Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

     H. Amendments for Financing. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenants rights hereunder are not substantially affected.

     I. Additional Paragraphs. Paragraphs 39 through 51 are added hereto and are included as a part of this lease.

     K. Diminution of Light. Air or View. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:
JOHN ARRILLAGA SURVIVOR'S TRUST
By   John Arrillaga, Trustee


/s/ John Arrillaga
----------------------------------

RICHARD T. PEERY SEPARATE PROPERTY TRUST


By:  /s/ Jason Peery
     ---------------

    Richard T. Peery, Trustee, Jason Peery Trustee Special Trustee

TENANT:

OPTICAL NETWORKS, INC.
a California corporation


By:    /s/ Terry Schmid
     ---------------------

Title:  CFO
        ------------------

Type or Print Name:  Terrence J. Schmid
                     ------------------

Date:  10/14/99
       --------------------------------

Paragraphs 39 through 51 to Lease Agreement dated September 29, 1999, By and Between the John Arrillaga Survivor's Trust and the Richard T. Peery Separate Property Trust, as Landlord, and Optical Networks, Inc., a California corporation, as Tenant for 58,780+ Square Feet of Space Located at 105 E. Tasman Drive, San Jose, California.

39.  BASIC RENT: In accordance with Paragraph 4A herein, the total aggregate sum
     ------------
of ELEVEN MILLION FOUR HUNDRED SEVENTY THREE THOUSAND EIGHT HUNDRED FIFTY SIX AND 04/100 DOLLARS ($11,473,856.04), shall be payable as follows:

On January 1, 2000, the sum of ONE HUNDRED EIGHTEEN THOUSAND NINE HUNDRED FIFTY NINE AND 52/100 DOLLARS ($118,959.52) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2000.

On January 1, 2001, the sum of ONE HUNDRED TWENTY FOUR THOUSAND EIGHT HUNDRED THIRTY SEVEN AND 52/100 DOLLARS ($124,837.52) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2001.

On January 1, 2002, the sum of ONE HUNDRED THIRTY THOUSAND SEVEN HUNDRED FIFTEEN AND 52/100 DOLLARS ($130,715.52) shall be due, and a We sum due on the first day of each month thereafter, through and including December 1, 2002.

On January 1, 2003, the sum of ONE HUNDRED THIRTY SIX THOUSAND FIVE HUNDRED NINETY THREE AND 52/100 DOLLARS ($136,593.52) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2003.

On January 1, 2004, the sum of ONE HUNDRED FORTY TWO THOUSAND FOUR HUNDRED SEVENTY ONE AND 53/100 DOLLARS ($142,471.53) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2004.

On January 1, 2005, the sum of ONE HUNDRED FORTY EIGHT THOUSAND THREE HUNDRED FORTY NINE AND 53/100 DOLLARS ($148,349.53) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 20(75.

On January 1, 2006, the sum of ONE HUNDRED FIFTY FOUR THOUSAND TWO HUNDRED TWENTY SEVEN AND 53/100 DOLLARS ($154,227.53.00) shall be due, and sum due on the first day of each month thereafter, through and including December 1,, 2006; or until the entire aggregate sum of ELEVEN MILLION FOUR HUNDRED SEVENTY THREE THOUSAND EIGHT HUNDRED FIFTY SIX AND 04/100 DOLLARS ($11,473,856.(4) has been paid.

40.  "AS IS" BASIS:  Subject only to Paragraph 41 and to Landlord making the
      -------------
improvements shown on Exhibit B to be attached hereto, it is hereby agreed that
                      ---------
the Premises lease hereunder is leased strictly on an "as-is" basis and in its
present condition, and in the configuration as shown on Exhibit   B to be
attached hereto, and by reference made a part hereof Except as noted herein, it is specifically agreed between the parties that after Landlord makes the interior improvements as shown on Exhibit B, Landlord shall not be required to
                                  ----------
make, nor be
responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence, or thereafter, throughout the Term of this Lease. Notwithstanding anything to the contrary within this Lease, Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises, nor as to the use or occupancy which may be made thereof.

41.  TENANT INTERIOR IMPROVEMENTS: Landlord shall, at its sole cost and expense,
     ------------------------------
construct certain interior improvements (the "Tenant Improvements") in the Premises, as shown on Exhibit B to be attached to the Lease and Landlord agrees to deliver the Premises leased hereunder to Tenant, at Landlord's expense, in the configuration shown in Red on Exhibit B to be attached hereto.
                                  ----------
Notwithstanding anything to the contrary above, it is specifically understood, and agreed that Landlord shall be required to furnish only a standard air conditioning/heating system, normal electrical outlets, standard fire sprinkler systems, standard bathroom, standard lobby, 2" x 4' suspended acoustical tile drop ceiling throughout the entire space leased, carpeting and/or vinylcoated floor tile, and standard office partitions and doors, as shown on Exhibit B to
                                                                  ----------
b- attached hereto; provided however, that any special HVAC and/or plumbing and/or electrical requirements over and above that normally supplied by Landlord shall be 100 percent the responsibility of and be paid for 100 percent by Tenant.

It is further agreed that Tenant shall famish Landlord with Tenant's required specifications and a preliminary space plan showing the layout of the improvements to be constructed in the Premises by November 11, 1999. At that time, Landlord shall have the final interior plans drawn by Landlord's architect. All of the plans and specifications shall be Exhibit B to this Lease.
                                                                --
If said preliminary plans and specifications for any items affecting the interior improvements to be constructed in the building are not received by Landlord for Landlord's approval (which approval shall not be unreasonably withheld) by November 11, 1999, then it is agreed that, notwithstanding anything to the contrary in this Lease, this Lease and Tenant's obligation to perform all terms, covenants and conditions of this Lease shall commence January 1, 2000 regardless of whether or not the building and interior improvements are completed on January 1, 2000, and Landlord shall complete construction of the interior improvements as soon as reasonably possible thereafter.

Notwithstanding anything to the contrary, it is agreed that in the event Tenant makes changes, additions, or modifications to the plans and specifications to be constructed by Landlord as set forth herein, or improvements are installed for Tenant in excess of those to be provided Tenant by Landlord as set forth on Exhibit B. any increased cost(s) resulting from said changes, additions, and/or modifications and/or improvements in excess of those to be provided Tenant shall be contracted for with Landlord and paid for one hundred percent (100%) by Tenant.

The interior shall be constructed in accordance with Exhibit B of the Lease, it being agreed, however, that if the interior improvements constructed by Landlord relating thereto, do not conform exactly to the plans and specifications as set forth in the Lease, and the general appearance, structural integrity, and Tenant's uses and occupancy of the Premises and interior improvements relating thereto are not materially or unreasonably affected by such deviation, it is agreed that the commencement date of the Lease, and Tenant's obligation to pay rental, shall not be affected, and Tenant hereby agrees, in such event, to accept the Premises and interior improvements as constructed by Landlord.

Tenant shall have thirty (30) days after the Commencement Date to provide Landlord with a "punch list" pertaining to Landlord's work with respect to Tenant's interior improvements. As soon as reasonably possible thereafter, Landlord, or one of Landlord's representatives (if so approved by Landlord), and Tenant shall conduct a joint walk-through of the Premises (if Landlord so requires), and inspect such Tenant Improvements, using their best efforts to agree on the incomplete or defective construction related to the Tenant Improvements installed by Landlord. After such inspection has been completed, Landlord shall prepare, and both parties shall sign, a list of all "punch list" items which the parties reasonably agree are to be corrected by Landlord (but which shall exclude any damage or defects caused by Tenant, its employees, agents or parties Tenant has contracted with to work on the Premises). Landlord shall have thirty (30) days thereafter (or longer if necessary, provided Landlord is diligently pursuing the completion of the same) to complete, at Landlord's expense, the repairs on the "punch list" without the Commencement Date of the Lease and Tenant's obligation to pay Rental thereunder being affected. This Paragraph shall be of no force and effect if Tenant shall fail to give any such notice to Landlord within thirty (30) days after the Commencement Date of this Lease.

42.  ASSESSMENT CREDITS: The demised property herein may be subject to a special
     ------------------
assessment levied by the City of San Jose as part of an Improvement District. As a part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds. Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the Leased Premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited. For example: if (i) the property is subject to an annual assessment of $ 1,000.00, and (ii) a surplus of $200.00 is credited towards the current year's assessment which reduces the assessment amount shown on the property tax bill from $1,000.00 to $800.00, Tenant shall, upon receipt of notice from Landlord, pay to Landlord said $200.00 credit as Additional Rent.

43.  ASSIGNMENT AND SUBLETTING (CONTINUED)
     -------------------------------------

A. Notwithstanding anything to the contrary in Paragraph 16 of this Lease, provided Tenant is not in default of any of the provisions of this Lease, Landlord agrees not to exercise its right to terminate this Lease as a result of a request by Tenant to sublease all or a portion of the Premises.

B. In addition to and notwithstanding anything to the contrary in Paragraph 16 of this Lease, Landlord hereby agrees to consent to Tenant's assigning or subletting said Lease to: (i) any parent or subsidiary corporation, affiliate, or corporation with which Tenant merges or consolidates, provided that the net worth of said parent or subsidiary corporation, affiliate, or said corporation has a net worth equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such assignment, merger, or consolidation (whichever is greater); or (ii) any third party or entity to whom Tenant sells all or substantially all of its assets including a sale of Tenant's stock through a private offering or an initial public offering; provided, that the net worth of the resulting or acquiring corporation has a net worth after the merger, consolidation or acquisition equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such merger, consolidation or acquisition (whichever is greater). No such assignment or subletting will release the Tenant from its liability and responsibility under this Lease to the extent Tenant continues in existence following such transaction. Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting to any party as described in (i) and (ii) above, (b) execute Landlord's consent document prepared by Landlord reflecting the assignment or subletting and (c) pay Landlord's costs for processing said Consent prior to the effective date of said assignment or sublease.

C. Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer ("Proposed Transfer") if the Premises or another portion of the Property would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee's use and occupancy of the Premises and the Property, unless Landlord is indemnified by Tenant and (i) Subtenant or (ii) Assignee, in form and substance satisfactory to Landlord's counsel from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee's use and occupancy of the Premises and the Property.

D. Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

     "If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this

Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, 'Claims), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: 'A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

The term of this Sublease is therefore subject to early termination. Subtenants initials here below evidence (a) Subtenant's on of and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.

Initials:

Subtenant __________

Tenant  ____________

44.  BANKRUPTCY AND DEFAULT: Paragraph 19 is modified to provide that with
     ------------------------
respect to non-monetary defaults not involving Tenant's failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.

45.  ABANDONMENT: Paragraph 20 is modified to provide that Tenant shall not be
     -------------
in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease
including the obligation to pay Basic Rent and Additional Rent (ii)   Tenant
provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated and maintained to the extent necessary to prevent damage to the Premises or its systems.

46.  HAZARDOUS MATERIALS:  Landlord and Tenant agree as follows with respect to
     -------------------
the existence or use of "Hazardous Materials" (as defined herein) on, in, under or about the Premises and real property located beneath said Premises, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A attached hereto (hereinafter collectively referred to as the "Property"):

A. As used herein, the term "Hazardous Materials" shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated, biphenyls, or asbestos). As used herein, the term "Environmental Laws" shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of
                                                                  -----------
the environment, ecology, natural resources, or public health and safety.

B. Tenant shall obtain Landlord's written consent, which may be withheld in Landlord's discretion, prior to the occurrence of any Tenant's Hazardous Materials Activities (defined below); provided, however, that Landlord's consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. As used herein, the term "Tenant's Hazardous Materials Activities" shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant's use of the Property, or by Tenant or by any of Tenant's agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees. Tenant agrees that any and all Tenant's Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Tenant's expense, and shall not result in any contamination of the Property or the environment. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant's Hazardous Materials Activities of which Tenant becomes aware. If Tenant's Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant's expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as Landlord reasonably deems necessary (Landlord shall have no obligation to evaluate the need for any such installation or to require any such installation); (ii) provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease ("Anniversary Date"); and (iii) on each Anniversary Date, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant's Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant's findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental promptly provide Landlord with documentation of all such corrections.

C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant's Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant's Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

D. If Landlord, in its sole discretion, believes that the Property has become contaminated as a result of Tenant's Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys' fees Landlord incurs with respect to such investigation, that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Notwithstanding the above, Landlord may, at its option and in its sole and absolute discretion, choose to perform remediation and obtain reimbursement for cleanup costs as set forth herein from Tenant. Any cleanup costs incurred by Landlord as the result of

Tenant's Hazardous Materials Activities shall be reimbursed by Tenant within thirty (30) days of presentation of written documentation of the expense to Tenant by Landlord. Such reimbursable costs shall include, but not be limited to, any reasonable consultant and attorney fees incurred by Landlord. Tenant shall take all actions necessary to preserve any claims, it has against third parties, including, but not limited to, its insurers, for claims related to its operation, management of Hazardous Materials or contamination of the Property. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord's prior written consent which may be withheld in Landlord's discretion. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys', consultants' and other experts' fees and costs), and damages, which arise from or relate to: (i) Tenant's Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 46 (collectively, "Tenant's Environmental Indemnification"). Tenant's Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant's Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant's expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, "Response Actions"). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

It is agreed that the Tenant's responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant's responsibilities under this Paragraph 46.

47. CONSENT: Whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.

48.  AUTHORITY TO EXECUTE. The parties executing this Lease Agreement hereby
     ----------------------
warrant and represent that they are properly authorized to execute this Lease Agreement and bind the parties on behalf of whom they execute this Lease Agreement and to all of the terms, covenants and conditions of this Lease Agreement as they relate to the respective parties hereto.
Page 13                                   Initial:

/s/ TJS/JA
--------------

49.  ADDRESS FOR LEASED PREMISES: It is understood that (i) the current address
     -------------------
for the building in which the Premises are located is 105 E. Tasman Drive, San Jose, California, and that (ii) the address for the Premises may be changed by the City of San Jose (the "City") upon issuance of a building permit for the Interior Improvements as defined herein. In the event the address assigned to the Premises is changed by the City, said Lease shall thereafter be amended to reflect the assigned address for the Premises leased hereunder.

50.  SUBORDINATION AND MORTGAGES: Paragraph 17 is modified to provide that
     -----------------------------
provided Tenant is not in default in the terms of this Lease, this Lease shall not be subordinate to a mortgage or deed of trust unless the Lender holding such mortgage or deed of trust enters into a written subordination, non-disturbance and attornment agreement in which the Lender agrees that notwithstanding any subordination of this Lease to such Lender's mortgage or deed of trust, (i) such Lender shall recognize all of Tenant's rights under this Lease, and (ii) in the event of a foreclosure, this Lease shall not be terminated so long as Tenant is not in default of its obligations under this Lease, but shall continue in effect and Tenant and such Lender (or any party acquiring the Premises through such foreclosure) shall each be bound to perform the respective obligations of Tenant and Landlord with respect to the Premises arising after such foreclosure.

51.  ASSIGNMENT OF WARRANTIES: During the Term of the Lease, Landlord hereby
     --------------------------
assigns to Tenant all of Landlord's Contractor's warranties and shall cooperate with Tenant in enforcing any of such warranties except that Landlord shall not be required to pay any legal fees or incur any expenses in this regard.